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                                             EXHIBIT 99.1

[STEWART & STEVENSON LOGO]               PRESS RELEASE


                                   Contact:   John Simmons, V.P., CFO
                                              Stewart & Stevenson Services, Inc.
                                              713-868-7700

                                              Ken Dennard/kdennard@drg-e.com
                                              Lisa Elliott/lelliott@drg-e.com
                                              DRG&E
                                              713-529-6600


                   STEWART & STEVENSON ANNOUNCES PRELIMINARY
                  FISCAL FOURTH QUARTER AND YEAR END RESULTS

HOUSTON--February 18, 2003--Stewart & Stevenson Services, Inc. (NYSE: SVC), a leading manufacturer, distributor and provider of service for industrial and energy related equipment, and a manufacturer of medium tactical vehicles for the U.S. Army, announced today preliminary financial results for its fiscal fourth quarter and year ended January 31, 2003.

       Upon preliminary review, the company expects $0.07 to $0.11 of diluted earnings per share for the fourth quarter from continuing operations. For fiscal year 2002, earnings from continuing operations are expected to range from $0.57 to $0.61 per diluted share.

       Michael L. Grimes, President and Chief Executive Officer, stated, "We are in the process of reviewing our results for the quarter. Our preliminary review shows that our results for the fourth quarter of 2002 will be less than anticipated due to lower than expected revenues in all of our business segments with the exception of our Tactical Vehicle Systems segment. In addition, we experienced a higher than expected level of operating expense in our Power Products segment.

       "In general, our non-military business is particularly sensitive to the domestic energy related markets where demand is soft. We are reducing our operating expenses in the face of continuing overall economic uncertainty. Among other actions, we have created an Engineered Products Division that will consolidate in one facility the Petroleum Equipment segment, Distributed Energy Solutions, and a portion of the Airline Products segment," added Mr. Grimes. "We remain in a strong net cash position and expect to generate cash from operations going forward."

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CONFERENCE CALL

       Stewart & Stevenson has scheduled a conference call to review the fourth quarter and year end preliminary results, which will be broadcast live over the Internet, on Wednesday, February 19, 2003 at 9:00 a.m. Eastern Time. To listen to the call, dial 303-262-2175 at least ten minutes before the conference begins and ask for the Stewart & Stevenson Services conference call. To listen to the call free over the Internet, sign on to the Stewart & Stevenson web site at WWW.SSSS.COM at least fifteen minutes early to register, download, and install any necessary audio software.

       A telephonic replay of the conference call will be available through February 26, 2003 and may be accessed by dialing 303-590-3000 and using pass code 527043. An audio archive will also be available on the Stewart & Stevenson website at WWW.SSSS.COM shortly after the call and will be accessible for approximately 90 days.

       The company is scheduled to report actual 2002 fourth quarter and year end results on March 26, 2003.

       Stewart & Stevenson Services, Inc., founded in 1902, is a billion-dollar company that manufactures, distributes, and provides service for a wide range of industrial products and diesel-powered equipment to key industries worldwide, including power generation, defense, airline, marine, petroleum and transportation. For more information on Stewart & Stevenson visit WWW.SSSS.COM.

This press release contains forward-looking statements that are based on management's current expectations, estimates, and projections. These statements are not guarantees of future performance and involve a number of risks, uncertainties, and assumptions and are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Many factors, including those discussed more fully elsewhere in this release and in the Company's filings with the Securities and Exchange Commission, particularly its latest annual report on Form 10-K, as well as others, could cause results to differ materially from those stated. Specific important factors that could cause actual results, performance, or achievements to differ materially from such forward-looking statements include risk of competition, risks relating to technology, risks of general economic conditions, risks of oil and gas industry economic conditions, risks of airline industry economic conditions, risks as to terrorist attacks on and growth rates, general domestic and international conditions including interest rates, inflation and currency exchange rates and other future factors. Actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements.



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